                                                                  EXHIBIT 23(a)
                                                                  -------------



                         CONSENT OF INDEPENDENT AUDITORS




The Board of Directors and Shareholders of
The Providence Journal Company:



        We consent to the incorporation by reference herein of our report dated February 16, 1996, except for notes 2, 13 and 17 which are dated March 4, 1996, February 27, 1996 and June 18, 1996, respectively and to the reference to our firm under the heading "Experts" in the prospectus dated June 24, 1996. This report contains an explanatory paragraph that states that the Company completed the Merger and related transactions with Continental Cablevision, Inc. and the Kelso Buyout on October 5, 1995 which resulted in the disposal of the Company's cable operations, and the acquisition of the Company's joint venture partner's interest in King Holding Corp.

                                               /s/ KPMG Peat Marwick LLP




Providence, Rhode Island
June 24, 1996